Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment on Form S-3 (No. 333-230016) and the Registration Statement on Form S-8 (No. 333-259127) of Indaptus Therapeutics, Inc. (the “Company”) of our report dated March 18, 2022, relating to our audit of the Company’s consolidated financial statements as of December 31, 2021 and 2020, and for each of the years then ended, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

March 18, 2022